EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-2 No.
333-120963) and related Prospectus of Miravant Medical Technologies for the registration of 75,000 shares of its Common Stock and to the incorporation by reference therein of our report dated March 16, 2004, with respect to the consolidated financial statements of Miravant Medical Technologies included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with Securities and Exchange Commission.

                                      /s/     ERNST & YOUNG LLP

January 3, 2005
Woodland Hills, California